UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) : October 4, 2007
McKesson Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13252 (Commission File Number)	94-3207296 (I.R.S. Employer Identification No.)

McKesson Plaza, One Post Street, San Francisco, California (Address of principal executive offices)	94104 (Zip Code)
Registrant’s telephone number, including area code: (415) 983-8300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.
On October 4, 2007, McKesson Corporation (the “Company”) issued a press release (the “Press Release”) announcing that it has signed a definitive agreement to purchase Oncology Therapeutics Network (“OTN”), a U.S. distributor of specialty pharmaceuticals. The acquisition is subject to customary closing conditions, including any necessary regulatory review.
The Company also announced in the Press Release that its Board of Directors had approved a new $1 billion share repurchase authorization, which is in addition to the $316 million remaining under the previous $1 billion share repurchase authorization.
In addition, in the Press Release, the Company reaffirmed its previous outlook that the Company expects to earn between $3.15 and $3.30 per diluted share for the fiscal year ending March 31, 2008, excluding restructuring charges and adjustments to the Securities Litigation reserve. The outlook includes the expected impact of the purchase of OTN.
A copy of the Press Release is attached hereto as Exhibit 99.1.
The information contained in this Form 8-K, including Exhibit 99.1, is furnished to the Securities and Exchange Commission (the “Commission”), but shall not be deemed “filed” with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01     Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	McKesson Corporation October 4, 2007 Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 4, 2007

McKesson Corporation
By:	/s/ Jeffrey C. Campbell
Jeffrey C. Campbell
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	McKesson Corporation October 4, 2007 Press Release